UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: September 11, 2008

GOENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1041	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

# 2129 - 4951 Netarts Highway West Tillamook Oregon 97141 - 9467
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (310) 600-8757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors

Resignation of Officer and Director

On September 11, 2008, Strato Malamus resigned from his positions as the President, Chief Executive Officer, Chief Financial Officer, and Director of GoEnergy, Inc. (the “Company”), a Delaware corporation.  Mr. Malamus’ resignations were not due to a disagreement with the Company.

Appointment of Officer and Director

On September 11, 2008, the Board of Directors appointed Mr. Terry Fields to serve as a Director of the Company, as well as the Company’s President, Chief Executive Officer and Chief Financial Officer.  Mr.  Terry R. Fields graduated from UCLA in 1965 with a Bachelor of Science Degree and then attended the University of Loyola Law School, where he received his Juris Doctorate and thereafter practiced law in California for over thirty years.  During this time, Mr. Fields served as an officer and director of many public companies in the United States and Canada.  He has experience in corporate and securities law, with emphasis in the resource sector.  Mr. Fields served as President of High Desert Mineral Resources, Inc. for over 15 years, and as a Director of International Chargold Resources, Ltd. (now GBS Gold International, Inc.) from March 2001 to April 2002.  Mr. Fields currently serves as a Director and President of First Pursuit Ventures.

There were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new director had or is to have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

GOENERGY, INC

/s/ Terry Fields
Chief Executive Officer

Date: September 11, 2008